PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-43766

                       [LOGO: Software HOLDRS (SM) Trust]

                        1,000,000,000 Depositary Receipts
                           Software HOLDRS (SM) Trust

      This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS (SM) Trust.

      The share amounts specified in the table in the "Highlights of Software HOLDRS" section of the base prospectus shall be replaced with the following:

                                                        Share         Primary
Name of Company                          Ticker        Amounts    Trading Market
-------------------------------------    ------        -------    --------------
Adobe Systems Incorporated                ADBE          13.38         NASDAQ
BMC Software, Inc.                        BMC             7            NYSE
Check Point Software Technologies Ltd.    CHKP            6           NASDAQ
CA, Inc.                                   CA            17            NYSE
Intuit Inc.                               INTU           12           NASDAQ
Microsoft Corporation                     MSFT           30           NASDAQ
Nuance Communications Inc.                NUAN           .77          NASDAQ
Openwave Systems Inc.                     OPWV         0.6667         NASDAQ
Oracle Corporation                        ORCL           24           NASDAQ
SAP AG-preference shares *                SAP            16            NYSE
Sapient Corporation                       SAPE            3           NASDAQ
Symantec Corporation                      SYMC         7.8694         NASDAQ
TIBCO Software Inc.                       TIBX            5           NASDAQ

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*     The preference shares of this non-U.S. company trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2006.